UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2005

RENOVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50564	94-3353740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Corporate Drive South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 266-1400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On August 25, 2005, Renovis publicly disseminated a press release announcing results of its Phase II clinical trial studying REN-1654 in patient-volunteers with sciatica, a form of neuropathic pain. The results indicate that, although REN-1654 showed a positive trend in pain relief, it did not reach statistical significance in its primary endpoint of change in average daily spontaneous pain ratings at the end of a three-week treatment period compared to placebo. A planned analysis of secondary endpoints in the study showed a statistically significant reduction in maximum daily leg pain at the end of weeks one and two in subjects treated with REN-1654 compared with placebo, but the reduction in maximum daily leg pain was not statistically significant after three weeks of treatment due to a spontaneous reduction of pain in the placebo group. Based on the modest effectiveness observed at the dose tested in this study, and safety findings that would limit testing of higher oral doses, Renovis is discontinuing development of REN-1654 as an oral medication and is instead exploring alternate routes of administration. REN-1654 is a small molecule inhibitor of the release of TNF-alpha and other proinflammatory cytokines that has shown activity in animal models of neuropathic pain.

The Phase II double-blinded, placebo-controlled, multi-center study enrolled 74 patient-volunteers who had developed leg pain due to lumbosacral radiculopathy of no more than 12 weeks duration prior to enrollment. Following a baseline week of no treatment during which they recorded daily spontaneous leg pain, maximum leg pain, and other factors related to activities of daily living, study subjects were randomized into two double-blind groups and received single daily oral doses of placebo or 100 mg REN-1654 for 21 days. Individuals who received treatment with an epidural or intrathecal agent, corticosteroids, antiretrovirals, other anti-TNF alpha agents, or topical analgesics within two weeks before the start of the trial were not eligible for the study. Study subjects were allowed to continue standard care with other analgesics, anticonvulsants, anxiolytics or muscle relaxants if they had been using such medications for at least four weeks prior to enrollment, received stable doses for at least two weeks prior to the study, and met all other eligibility requirements including continuing to have persistent moderate to severe pain.

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this report regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve these plans, intentions or expectations and Renovis cautions investors not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to: our heavy dependence on the success of CEROVIVE (NXY-059), which is still under development; our dependence on our strategic collaboration with AstraZeneca; AstraZeneca’s success in obtaining regulatory approval to market CEROVIVE (NXY-059); our ability to successfully develop other product candidates; obtaining, maintaining and protecting the intellectual property incorporated into our product candidates; and our ability to obtain additional funding to support our business activities. These and other risks are described in greater detail in the “Risk Factors” section of our Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on August 12, 2005. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2005	RENOVIS, INC.

	By:	/s/ John Doyle
	Name:	John Doyle
	Title:	Vice President Finance and Chief Financial Officer